Exhibit 99.1

Atossa Therapeutics Announces Second Quarter 2025 Financial Results and Provides a Corporate Update

FDA Provides Positive Feedback, Clears Path for Atossa to File IND for (Z)-Endoxifen in Metastatic Breast Cancer; FDA Indicates No Additional Toxicity Studies Required

Strong I-SPY2 Results Reinforce Efficacy of Atossa’s Monotherapy at 3-weeks

SEATTLE, August 12, 2025 — Atossa Therapeutics, Inc. (Nasdaq: ATOS) (Atossa or the Company), a clinical-stage biopharmaceutical company developing innovative medicines for breast cancer, today announced its financial results for the second quarter ended June 30, 2025 and provided an update on recent company developments.

“Atossa continues to make meaningful and measurable progress across our pipeline, underscored by recent, highly constructive interactions with the FDA that further support our (Z)-endoxifen development strategy in metastatic breast cancer,” stated Dr. Steven Quay, Chairman and CEO of Atossa Therapeutics. “With a strong balance sheet, we believe we are well-positioned to execute on our planned upcoming IND submission and advance our metastatic clinical program toward key value-creating milestones. We remain disciplined in our capital strategy and have deliberately chosen not to utilize our ATM facility at recent share price levels, which we believe significantly undervalue the true potential of our Company. As we progress toward multiple upcoming potential catalysts, we are confident that our focused execution, scientific rigor, and unwavering commitment to patients will demonstrate the substantial intrinsic value of Atossa and position (Z)-endoxifen to make a meaningful impact in the treatment of breast cancer.”

Clinical & Regulatory Developments

•
Positive FDA Feedback on (Z)-Endoxifen Program - In July 2025, Atossa announced it received highly constructive written feedback from the U.S. Food and Drug Administration (FDA), supporting the Company’s proposed dose optimization trial in estrogen receptor positive, human epidermal growth factor receptor 2 negative (ER+/HER2-) metastatic breast cancer and allowing the Company to meet the requirements of Project Optimus. The FDA agreed that existing clinical and nonclinical data are sufficient to initiate the monotherapy arm (Part A) of the study and agreed with the scientific rationale for combination therapy arms (Part B) using standard-of-care agents, such as CDK4/6 inhibitors, PI3K inhibitors, mTOR inhibitors, and capecitabine. The Agency also indicated that no additional general toxicity or neurotoxicity studies are required and confirmed that Atossa’s cardiac safety assessment monitoring protocol is sufficient for the monotherapy portion of the trial. These developments support the Company’s plan to file an Investigational New Drug (IND) application with the FDA, which is expected in Q4 2025.

Clinical Trial Readouts & Scientific Validation

•
I‑SPY 2 Endocrine Optimization Sub‑Study Results (Monotherapy with Low-Dose 10 mg (Z)-endoxifen) – In May 2025, Atossa released full results from the Phase 2 pilot within the I‑SPY 2 trial. Among 20 women with stage II/III ER+, HER2‑ breast cancer.

o
Primary endpoint achieved with 95 percent of subjects completing at least 75 percent of planned dosing.
o
Median Ki‑67 dropped from 10.5 percent at baseline to 5 percent by Week 3, with 65 percent achieving Ki‑67 ≤ 10 percent. Ki-67 is a widely used biomarker in pathology to assess the extent to which cancer cells are dividing and is often correlated with tumor behavior and prognosis. The POETIC (Peri-Operative Endocrine Therapy for individualized Care) trial, a large phase 3 study conducted in the UK and sponsored by the Institute of Cancer Research and the Royal Marsden NHS Foundation Trust, demonstrated that early changes in Ki-67 are strongly prognostic. Published in 2020, the trial showed that women with ER+/HER2− breast cancer whose Ki-67 levels fell from >10 percent at baseline to ≤10 percent after just two weeks of neoadjuvant aromatase inhibitor therapy had a 5-year recurrence rate of 8.4 percent, compared to 21.5 percent in those whose Ki-67 remained above 10 percent.
o
Median functional tumor volume, as assessed by MRI, decreased by 77.7 percent from baseline to surgery, and the longest tumor diameter dropped by 36.8 percent from baseline to preoperative MRI.
o
Safety was favorable: adverse events were predominantly Grade 1; vasomotor symptoms (hot flushes) and fatigue were most common. Only three Grade 3 events (two skin infections, one post‑procedural infection) occurred in a single patient and were deemed unrelated to the study drug; no Grade 4 or Grade 5 events were reported.

•
I-SPY 2 - Endocrine Optimization Pilot Analysis (Combination therapy of 40 mg (Z)-endoxifen and Eli Lilly’s abemaciclib)
o
Patient recruitment continues at a faster rate than anticipated, with 41 patients initiated as of July 29, 2025.

•
Other ongoing Phase 2 Programs - Atossa continues to evaluate (Z)-endoxifen in two other Phase 2 trials: one in women with ductal carcinoma in situ (DCIS) and one in women with ER+/HER2- breast cancer, as previously disclosed.

Intellectual Property & Patent Portfolio

•
New U.S. Patents - In mid‑May 2025, Atossa announced the issuance of U.S. Patent No. 12,281,056, containing 58 claims relating to the enteric oral formulations of (Z)-endoxifen, including features of improved purity, stability, and bioavailability.

•
Recent Patent Challenges - Two of Atossa’s patents are currently the subject of post‑grant challenges (i.e., U.S. Patent Nos. 11,261,151 and 12,071,391), which may result in modification or invalidation of certain patent claims; however, such proceedings are common for high‑value pharmaceutical IP, and we remain confident in our ability to vigorously defend these patents. The majority of Atossa’s intellectual property is unaffected. Atossa holds four additional issued U.S. patents with claims to endoxifen—U.S. Patent Nos. 11,680,036, 12,201,591, 12, 275,684, and 12,281,056—with over 200 total claims covering proprietary manufacturing methods, stable crystalline forms, and multiple sustained‑release and enteric oral formulations of (Z)‑endoxifen. We believe that these patents, along with pending applications worldwide, provide substantial additional protection for our lead program.

Strategic Outlook & Upcoming Milestones

Atossa remains focused on executing its breast cancer development strategy. Key upcoming deliverables include:

•
Announcement of Contract Research Organization (CRO) selected to execute the metastatic dose ranging study in coordination with Atossa clinical personnel.
•
Disclosure of dose-ranging trial design, including specifics on patient selection criteria and combination treatment backbone.
•
Targeting IND submission in Q4 2025, in alignment with feedback under the FDA Project Optimus initiative.
•
Advancing enrollment and data generation from ongoing Phase 2 trials.
•
Working with the FDA on regulatory strategies for breast cancer indications beyond metastatic breast cancer, including treating women in the adjuvant setting, patients with DCIS, and in reducing the incidence of breast cancer in high-risk women.

Comparison of Three and Six Months Ended June 30, 2025 and 2024

Operating Expenses. Total operating expenses were $9.0 million and $16.5 million for the three and six months ended June 30, 2025, respectively, which was an increase of $1.9 million and $2.4 million from total operating expenses for the three and six months ended June 30, 2024 of $7.1 million and $14.1 million, respectively. Factors contributing to the increased operating expenses in the three and six months ended June 30, 2025 are explained below.

Research & Development (R&D) Expenses. The following table provides a breakdown of major categories within R&D expenses for the three and six months ended June 30, 2025 and 2024, together with the dollar change and percentage change in those categories (dollars in thousands):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2025	2024	Increase (Decrease)	% Increase (Decrease)	2025	2024	Increase (Decrease)	% Increase (Decrease)
Research and Development Expense
Clinical and non-clinical trials	$4,089	$2,501	$1,588	63%	$6,836	$5,384	$1,452	27%
Compensation	856	679	177	26%	1,736	1,305	431	33%
Professional fees and other	557	373	184	49%	1,087	613	474	77%
Research and Development Expense Total	$5,502	$3,553	$1,949	55%	$9,659	$7,302	$2,357	32%

•
Clinical and non-clinical trial expenses increased $1.6 million and $1.5 million for the three and six months ended June 30, 2025, respectively, compared to the three and six months ended June 30, 2024, due to increases in spend related to our (Z)-endoxifen trials, including drug development costs.
•
The increases in R&D compensation expenses of $0.2 million and $0.4 million for the three and six months ended June 30, 2025, respectively, compared to the three and six months ended June 30, 2024, were due to increases in headcount.
•
The increases in R&D professional fees and other of $0.2 million and $0.5 million for the three and six months ended June 30, 2025, respectively, compared to the three and six months ended June 30, 2024, were primarily attributable to higher consulting fees in the 2025 periods related to our (Z)-endoxifen program.

General and Administrative (G&A) Expenses. The following table provides a breakdown of major categories within G&A expenses for the three and six months ended June 30, 2025 and 2024, together with the dollar change and percentage change in those categories (dollars in thousands):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2025	2024	Increase (Decrease)	% Increase (Decrease)	2025	2024	Increase (Decrease)	% Increase (Decrease)
General and Administrative Expense
Compensation	$1,564	$1,031	$533	52%	$3,026	$2,356	$670	28%
Professional fees and other	1,794	2,269	(475)	(21)%	3,408	3,949	(541)	(14%)
Insurance	180	252	(72)	(29)%	361	479	(118)	(25)%
General and Administrative Expense Total	$3,538	$3,552	$(14)	(0)%	$6,795	$6,784	$11	0%

•
The increases in G&A compensation expenses of $0.5 million and $0.7 million for the three and six months ended June 30, 2025 compared to the three and six months ended June 30, 2024, were primarily due to increases in non-cash stock-based compensation expense of $0.4 million and $0.5 million, respectively.
•
The decreases in G&A professional fees and other of $0.5 million for the three and six months ended June 30, 2025, compared to the three and six months ended June 30, 2024, were due to decreases in legal fees of $0.3 million and $0.2 million, respectively, related to higher patent-related activity as well as other legal matters in the prior year periods and decreases in investor relations costs of $0.1 million and $0.3 million, respectively, due to changes in the timing of investor outreach programs.

Interest Income. Interest income was $0.6 million and $1.4 million for the three and six months ended June 30, 2025, respectively, a decrease of $0.5 million and $0.8 million from interest income of $1.1 million and $2.2 million for the three and six months ended June 30, 2024, respectively. The decreases were due to decreases in the average balance invested in our money market account.

About (Z)-Endoxifen

(Z)-endoxifen is a highly potent Selective Estrogen Receptor Modulator (SERM) with demonstrated ability to inhibit—and potentially degrade—estrogen receptors. It has shown activity even in tumors that have developed resistance to other endocrine therapies. Beyond its anti-estrogenic properties, (Z)-endoxifen also targets protein kinase C beta 1 (PKCβ1), an oncogenic signaling protein, at clinically achievable blood levels. Importantly, (Z)-endoxifen seems to deliver comparable or superior bone-protective effects relative to tamoxifen.

Atossa is developing a proprietary enteric oral formulation of (Z)-endoxifen that bypasses stomach acid, which would otherwise convert the active (Z)-isomer to its inactive (E)-form. We believe this innovation allows for optimal bioavailability and therapeutic integrity. Clinical studies have shown Atossa's (Z)-endoxifen to be well tolerated in both healthy women and those with breast cancer. In over 700 subjects (healthy volunteers and breast cancer patients), doses up to 360 mg/day have been administered with no maximum tolerated dose (MTD) identified, supporting continued dose-ranging exploration.

Atossa is prioritizing the development of (Z)-endoxifen for the treatment of metastatic breast cancer, where novel therapeutic options are urgently needed. The compound is currently being evaluated in three Phase 2 trials: one in women with ductal carcinoma in situ (DCIS) and two in women with ER+/HER2- breast cancer. Atossa's (Z)-endoxifen program is supported by a growing global intellectual property portfolio, including three recently issued U.S. patents and numerous pending applications worldwide.

About Atossa Therapeutics

Atossa Therapeutics, Inc. (Nasdaq: ATOS) is a clinical-stage biopharmaceutical company dedicated to transforming breast cancer treatment through innovative science and patient-focused solutions. The Company’s lead product candidate, (Z)-endoxifen, is a highly potent SERM designed for use across the breast cancer spectrum, including prevention, neoadjuvant, adjuvant, and metastatic settings. Atossa is committed to advancing its robust clinical research programs to improve patient outcomes while creating sustainable value for shareholders. For more information, visit atossatherapeutics.com.

FORWARD LOOKING STATEMENTS

This press release contains certain information that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may identify these forward-looking statements by the use of words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “design,” “predict,” “future,” or other comparable words. All statements made in this press release that are not statements of historical fact, including statements regarding the Company’s development strategy and related milestones, data related to the (Z)-endoxifen program, the safety, tolerability and efficacy of (Z)-endoxifen, the potential of (Z)-endoxifen as a breast cancer prevention and treatment agent, the potential indications that the Company may pursue for (Z)-endoxifen, the potential for (Z)-endoxifen to receive regulatory approval, including the potential IND submission and related timing, benefits of the Company’s strategy of pursuing a metastatic indication for (Z)-endoxifen, the expected design and enrollment of trials and timing of data and related publications, the Company’s progress across its pipeline, the strength of the Company’s patent portfolio and expectations regarding related litigation, and the potential market and growth opportunities for the Company, are forward-looking statements. Forward-looking statements in this press release are subject to risks and uncertainties that may cause actual results, outcomes, or the timing of actual results or outcomes, to differ materially from those projected or anticipated, including risks and uncertainties associated with: our ability to obtain patent coverage for our product candidates; macroeconomic conditions and increasing geopolitical instability; the expected timing of releasing data; any variation between interim or preliminary and final clinical results or analysis; actions and inactions by the FDA and foreign regulatory bodies; the outcome or timing of regulatory approvals needed by Atossa, including those needed to continue our planned (Z)-endoxifen trials; our ability to satisfy regulatory requirements; our ability to regain compliance or maintain compliance with the continued listing requirements of the Nasdaq Stock Market; our ability to successfully develop and commercialize new therapeutics; the success, costs and timing of our development activities, including our ability to successfully initiate or complete our clinical trials, including our (Z)-endoxifen trials; our anticipated rate of patient enrollment; our ability to contract with third-parties and their ability to perform adequately; our estimates on the size and characteristics of our potential markets; our ability to successfully defend litigation and other similar complaints and to establish and maintain intellectual property rights covering our products; whether we can successfully complete our clinical trial of oral (Z)-endoxifen in women with mammographic breast density and our trials of (Z)-endoxifen in women with breast cancer, and whether the studies will meet their objectives; our expectations as to future financial performance, expense levels and capital sources, including our ability to raise capital; our ability to attract and retain key personnel; our anticipated working capital needs and expectations around the sufficiency of our cash reserves; and other risks and uncertainties detailed from time to time in Atossa’s filings with the Securities and Exchange Commission, including without limitation its Annual Reports on Form 10-K and Quarterly Reports on 10-Q. Forward-looking statements are presented as of the date of this press release. Except as required by law, we do not intend to update any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Contact:

Michael Parks
VP, Investor and Public Relations
484-356-7105
michael.parks@atossainc.com

ATOSSA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$57,857	$71,084
Restricted cash	110	110
Prepaid materials	3,475	2,098
Prepaid expenses and other current assets	1,075	1,165
Total current assets	62,517	74,457
Other assets	1,998	1,987
Total assets	$64,515	$76,444
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,010	$679
Accrued expenses	2,200	919
Payroll liabilities	1,054	1,862
Other current liabilities	1,556	1,507
Total current liabilities	6,820	4,967
Total liabilities	6,820	4,967
Commitments and contingencies	—	—
Stockholders' equity
Convertible preferred stock - $0.001 par value; 10,000,000 shares authorized; 577 and 582 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Common stock - $0.18 par value; 350,000,000 shares authorized; 129,171,424 and 129,170,004 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	23,488	23,488
Additional paid-in capital	262,615	261,256
Treasury stock, at cost; 1,320,046 shares of common stock on June 30, 2025 and December 31, 2024	(1,475)	(1,475)
Accumulated deficit	(226,933)	(211,792)
Total stockholders' equity	57,695	71,477
Total liabilities and stockholders' equity	$64,515	$76,444

ATOSSA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses
Research and development	$5,502	$3,553	$9,659	$7,302
General and administrative	3,538	3,552	6,795	6,784
Total operating expenses	9,040	7,105	16,454	14,086
Operating loss	(9,040)	(7,105)	(16,454)	(14,086)
Interest income	645	1,073	1,365	2,211
Other expense, net	(28)	(17)	(52)	(52)
Loss before income taxes	(8,423)	(6,049)	(15,141)	(11,927)
Income tax benefit	—	—	—	—
Net loss	(8,423)	(6,049)	(15,141)	(11,927)
Net loss per share of common stock - basic and diluted	$(0.07)	$(0.05)	$(0.12)	$(0.10)
Weighted average shares outstanding used to compute net loss per share - basic and diluted	129,170,425	125,732,140	129,170,216	125,525,959